Exhibit 99.1

NephroGenex Announces $5.5 Million Private Placement
Proceeds to total approximately $28.5 million if all short term warrants exercised

RALEIGH, NC - November 3, 2015 - NephroGenex, Inc. (Nasdaq: NRX), a pharmaceutical company focused on the development of therapeutics to treat kidney disease, today announced it has entered into a definitive agreement to sell securities to healthcare dedicated and institutional investors in a private placement for aggregate gross proceeds of approximately $5.5 million before deducting offering expenses payable by the Company. The closing of the offering is expected to occur on or about November 6, 2015 and is subject to satisfaction of customary closing conditions.

Under the terms of the offering, NephroGenex will sell an aggregate of 2,156,863 shares of common stock at a price of $2.55 per share. The purchasers will also receive (i) warrants to purchase up to an aggregate of 1,617,647 shares of common stock at an exercise price of $3.56 per share (the “Series A Warrants”), (ii) warrants to purchase up to an aggregate of 2,156,863 shares of common stock at an exercise price of $3.56 per share (the “Series B Warrants”), (iii) warrants to purchase up to an aggregate of 2,156,863 shares of common stock at an exercise price of $3.56 per share (the “Series C Warrants”), and (iv) warrants to purchase up to an aggregate of 2,156,863 shares of common stock at an exercise price of $3.56 per share (the “Series D Warrants” and collectively with the Series A Warrants, the Series B Warrants and the Series C Warrants, the “Warrants”). The Series A Warrants are not exercisable until six months after the date of the closing and have a term of five years. The Series B Warrants are not exercisable until six months after the date of the closing and have a term of 12 months. The Series C Warrants are not exercisable until six months after the date of the closing and have a term of 18 months. The Series D Warrants are not exercisable until six months after the date of the closing and have a term of eight months. NephroGenex is required to file a registration statement within 30 days following the closing that covers the resale by the purchasers of the shares and the shares issuable upon exercise of the Warrants.

NephroGenex intends to use the proceeds of the private placement for working capital purposes.

Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, acted as the exclusive placement agent for the offering.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities of NephroGenex. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About NephroGenex, Inc.
NephroGenex (Nasdaq: NRX) is a clinical-stage pharmaceutical company focused on developing therapeutics to treat kidney diseases. Since our inception, we have collaborated with

Exhibit 99.1

the leading scientific experts to build a portfolio of intellectual property and novel drug candidates. Our clinical program has been designed and implemented in collaboration with world leading clinical investigators in kidney disease. Our product pipeline includes an oral formulation of Pyridorin, which is being developed as a chronic, therapeutic agent to slow the progression of diabetic nephropathy, as well as an intravenous formulation of Pyridorin to treat acute kidney injury.

Cautionary Note on Forward-Looking Statements
This press release contains certain statements that are, or may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements due to global political, economic, business, competitive, market, regulatory and other factors and risks, including the items identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission (“SEC”) on March 24, 2015, and the “Risk Factors” sections of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 filed with the SEC on May 13, 2015 and August 12, 2015 respectively, as well as in other filings that we may make with the SEC in the future. The forward-looking statements contained in this press release reflect our current views with respect to future events, and we do not undertake and specifically disclaim any obligation to update any forward-looking statements.

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